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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 15, 2009
TLC Vision Corporation

(Exact name of registrant as specified in its charter)

New Brunswick, Canada	000-29302	980151150

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5280 Solar Drive, Suite 100, Mississauga, Ontario	L4W 5M8

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 636-534-2300

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-99.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On May 15, 2009, TLC Vision Corporation (the “Company”) announced that as part of its efforts to reduce costs, it has terminated the employment of three of its executive officers effective immediately. The three executive officers impacted are: Steven P. Rasche, Chief Financial Officer; Brian L. Andrew, General Counsel and Secretary; Larry D. Hohl, President of Refractive Centers.
     Also on May 15, 2009, William J. McManus, a managing director of Conway, Del Genio, Gries & Co. LLC, a financial advisory firm based in New York, NY (“CDG”), was appointed to the position of interim Chief Financial Officer. Mr. McManus has more than 20 years of senior financial, operational, and consulting experience in turnaround / restructuring environments. Prior to joining CDG in February 2009, Mr. McManus worked at Horizon Management from December 2001 to November 2008 as Managing Director specializing in Crisis / Interim Management. Mr. McManus graduated from the University of Notre Dame where he received a Bachelor of Business Administration with a concentration in finance. Mr. McManus will not receive direct compensation from the Company and will continue to be employed and compensated by CDG.
Item 8.01 Other Events
     On May 15, 2009, the Company issued a press release announcing the changes to its management. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits:
          99.1      Press Release entitled “TLCVision Announces Management Changes” issued by TLC Vision Corporation on May 15, 2009.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TLC VISION CORPORATION
Date: May 18, 2009	By:	/s/James J. Hyland
		Name:	James J. Hyland
		Title:	VP Investor Relations

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EXHIBIT INDEX

Exhibit

99.1	Press Release entitled “TLCVision Announces Management Changes” issued by TLC Vision Corporation on May 15, 2009.

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